Exhibit 10.54

(01)

COMMERCIAL LEASE AND MISCELLANEOUS OPERATING AGREEMENT

I – LESSOR:

COMPANY NAME	CNPJ/MF (National Registry of Legal Entities)
BANCO COMMERCIAL INVESTMENT TRUST DO BRASIL S.A. – BANCO MÚLTIPLO
Address	Municipality	UF
Alameda Rio Negro, 585 – Edifício Parauiri, SI. 72 – Alphaville	Barueri	SP

II – LESSEE:

COMPANY NAME	CNPJ/MF
CIMCORP COMÉRCIO INTERNACIONAL E INFORMÁTICA S/A
Address	Municipality	UF
Alameda Madeira, 258 – sala 1401/1402 – Alphaville	Barueri	SP

III – INTERVENING PARTIES / GUARANTORS

01 – Name / Company Name	CNPJ/MF
Antonio José Sales Fonte
Address (street, number and complement)	Municipality	UF
	Rio de Janeiro	RJ
Name of Spouse	CPF/CNPJ
Rachel Bergman Fonte
02 – Name / Company Name	CNPJ/MF
Jüri Saukas
Address (street, number and complement)	Municipality	UF
Avenida 15 de Novembro, 314 – Centro	Itapecerica da Serra	SP
Name of Spouse	CPF/CNPJ
Ioco Sato Saukas
03 – Name / Company Name	CNPJ/MF
NIHIL
Address (street, number and complement)	Municipality	UF

Name of Spouse	CPF/CNPJ
-

(02)

IV - Trustee

Trustee:	CPF
NIHIL
Address	Municipality	UF

Whereas:

(a) the parties referred to above intend to perform several commercial lease operations of several Goods under the terms of the present Agreement;

(b) each of the commercial lease operations, contracted hereunder, will follow the general parameters set forth in each Term of Receipt and Acceptance (the “TRA”);

(c) the Intervening parties / Guarantors are Joint Debtors of the Lessee for all obligations undertaken by it for each commercial lease operation contracted hereunder;

(d) the determinations of the present Agreement shall be applied, jointly or individually, to all lease operations performed by the parties hereto.

Hereby, the parties designated and qualified above have agreed to enter into this COMMERCIAL LEASE AND MISCELLANEOUS OPERATING AGREEMENT, which shall be governed by the clauses and conditions set forth below.

I – OBJECT OF THE COMMERCIAL LEASE

1.1. The Lessor hereby shall acquire and lease the Goods to the Lessee, who will accept them under the terms and for the purposes of the present Agreement, the detailed description of which is found in the respective TRA, and/or in the Invoices/Receipts to be issued by the Goods’ suppliers.

II – CHARACTERISTICS OF THE COMMERCIAL LEASE

2.1. Each of the commercial lease miscellaneous operations performed under the terms herein will have its characteristics determined by the respective TRA which, as duly signed by the parties, will be part of the present Agreement.

III – PURCHASE OF THE GOODS

3.1. The Lessor shall purchase the Goods from the suppliers chosen and indicated by the Lessee.

3.2. The Lessee is the sole responsible for the choice and indication of Goods, the Lessor not being responsible for the delivery, transportation, insurances, receipt, installation of the Goods or for the faults which the Goods might present. The Lessor will only be entitled to the obligation of paying for the price of the Goods, not providing any guarantee or assuming any responsibility of any kind for the Goods.

3.3. The Lessee, by the time the Goods are received, shall inspect them and sign the TRA, declaring that said Goods are pursuant to the specifications required by it, under perfect use and operating conditions, without visible faults or defects of any kind, discharging the Lessor from any errors or omissions. This statement shall be valid as full acceptance of the Goods as is and of their price.

3.3.1. In case any kind of defect is found in the Goods, the Lessee shall communicate the Lessor in writing, discriminating it before the respective TRA is signed. Such communication shall occur in the maximum term of three (03) days counted as of the receipt of the Goods. No manifestation by the Lessee, within the term above, will be considered as recognition that the good have been received under a perfect state, thus authorizing the start of the lease operation as regards such Goods.

3.3.2. The Lessee, by signing each TRA, recognizes the purchase of the Goods as good and well performed, the object of such TRA, authorizing the Lessor to perform the payment of the price to the supplier.

3.3.3. In case, unjustifiably, the Lessee does not sign the respective TRA, the Lessor is authorized to consider the proof of delivery of the Goods by the supplier as full acceptance thereof by the Lessee and, its date as the beginning of the lease term.

3.4. If the suppliers, by any reason, fail to perform the delivery of any Goods or perform them not pursuant to the specifications of the order, even if the fault is due to acts of God or force majeure, including by virtue of its insolvency, judicial or extrajudicial recovery or bankruptcy or, by any reason, delivery of any such Goods will be possible, the Lessor shall not be bound by the lease of such goods, the lease being performed only for the Goods effectively delivered and accepted by the Lessee.

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IV – TOTAL LEASE PRICE

4.1. Total Lease Price is that contained in Clause VI of the respective TRA.

V. LEASE TERM

5.1. The Term of each lease operation is provided for under Clause IV of the respective TRA, starting on the date of the effective receipt and acceptance of the Goods by the Lessee, as per in the TRA or in the document which supersedes it.

5.2. During the Term of the present Agreement, it cannot be unilaterally terminated or annulled, or settled in advance by the Lessee, due to the legal restriction existing in this sense.

5.2.1. In case the present Agreement is mischaracterized as one other than a Commercial Lease Agreement, by virtue of the acts abovementioned, all resulting burdens and tax and financial effects shall be borne by the Lessee, even when entered in the name of the Lessor. In case of termination, rescission or early settlement by the Lessee, after the minimum lease term expires, the Lessee shall be subject to the provisions in item 5.3.

5.3. After the minimum lease term has expired, the Lessee is assured the right of early settlement of the present Agreement in full or partially, given that the amount of such settlement will be the value of the considerations falling due, of the market price of the Goods leased.

5.4. Over the early settlement price assessed as above, an Early Settlement Fee will be charged of the Lessee as effective by the time of the request, pursuant to the legislation in force. The Settlement Fee, the maximum effective price of which shall be that in the Table of Fees in force, will be made available in such occasion to the Lessee at the head office of the Bank or at the website for the Bank Fees of the Brazilian Central Bank (Banco Central do Brazil). The Settlement Fee will not be charged in case the Lessee conforms as a legal person, microenterprise or small business dealt with in Complementary Law no. 123, of Dec 14, 2006.

VI – CONSIDERATIONS, TAXES, FEES AND ADDITIONAL EXPENSES

6.1. The Lessee undertakes to pay to the Lessor, from the start of each lease operation and during its whole term, the considerations of the lease. The price of the considerations, mentioned in Clause VI of the respective TRA, has been calculated over the respective Total Lease Price, including the ISS (Service Tax) levied on the respective commercial lease operation, at the rate in force. In case of any change of the Total Lease Price, such a change shall be consigned in the respective TRA (Total Price) and the base consideration price shall be that established in the TRA itself, including the ISS levied on the respective lease operation, at the rate by that time.

6.1.1. Any change of the ISS rate levied on each lease operation, as well as the levy of other additional charges which might encumber any lease operations resulting from the present Agreement, will be equally borne by the Lessee, by means of a corresponding change in the price of the respective consideration, immediately after such charges begin to be levied.

6.2. The payments for the considerations are made as indicated by the Lessor in the respective debt collection notices sent to the Lessee, which should make the payment on the First Consideration on the date established in Clause VI of the respective TRA.

6.3. The price of the considerations of each settlement operation resulting from the present Agreement, due to the operations contracted on fixed bases, shall not suffer any kind of update or readjustment, as set forth in Clause VI of the respective TRA, except for changes made to the tax rates levied on each lease operation arising out of the this Agreement, on this Agreement or on the Goods thereof.

6.4. All taxes, fees, levies, dues, contributions, reserve requirements and any other tax-related and tax burdens, either present or future as well as their increases levied or which might be levied on any commercial lease operation resulting from this Agreement, over the price of any pecuniary obligation set forth in any lease operation resulting from the present Agreement or by virtue of use and ownership of the Goods, as well as cumulatively, fines, interest and indexation related to them, shall be borne and under the sole responsibility of the Lessee, even if entered in the name of the Lessor. Any additional charge which might burden the lease operation resulting hereof shall be fully borne by the Lessee, by means of the corresponding increase in the price of the respective consideration, immediately after such an additional charge is levied.

6.4.1. All licenses, authorizations, registrations, fines and whatever might be demanded for use of all and any Goods will also be at the expense of the Lessee.

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VII – USE, MAINTENANCE, INSPECTION AND LOCATION OF THE GOODS

7.1. After the Goods are received, the Lessee will be in charge of the maintenance and repairs, and should use them at its specific destinations and in compliance with the technical recommendations of the respective manufacturer.

7.2. The Lessor transfers to the Lessee the guarantees and/or technical assistance services it is entitled to, by the respective supplier and/or manufacturer, not assuming any responsibility for the operation of the Goods.

7.3. If any part is worn, destructed, damaged or becomes permanently useless, the Lessee shall at its own expenses replace the damaged parts, and should use only parts specific for the Goods, and such maintenance or repair services may only be performed at authorized dealers or by the respective manufacturer.

7.4. Any part or accessories, replaced or added, shall be part of the Goods and will become proprietary to the Lessor, and the Lessee is not entitled to any right of retention or indemnification.

7.5. The Lessee is authorized to adapt and install any parts or accessories to the Goods, and the Lessee is liable to keep, at least, the original characteristics of the Goods in case of return of the same by the end of the term of the respective lease.

7.6. In case the Goods are not operational, for any reason whatsoever, the Lessee may not claim a reduction or interruption of the payment for the respective considerations or indemnification of the Lessor.

7.7. The Lessee may inspect the Goods leased and demand that measures are taken for preservation and proper operation thereof, this not implying in transfer of responsibilities.

7.8. The Lessee will respond civilly and criminally for the damages caused to third parties as a result of the use and maintenance of the Goods, thus excluding all and any responsibility of the Lessor resulting from such use.

7.9. The Lessee agrees hereby that in case of changing or removing the Goods from its original location, set forth under Clause VI of the respective TRA, it should inform about such change in writing to the Lessor, under the penalty of this Agreement and its respective TRA being considered as terminated and all of the Lessee’s obligations arising out of the present agreement and respective TRA being considered as accelerated, regardless of the provisions under Clause XII, in case it does not solve it.

VII - OWNERSHIP OF GOODS, LESSEE’S RESPONSIBILITIES AND DEPOSIT

8.1. The Lessee should respect and ensure respect for all property rights of the Lessor over the Goods, by immediately communicating any third-party act which infringe such rights, especially, but not exclusively, when arising out of remedies, in order that the necessary measures are taken, all expenses being borne by the Lessee.

8.2. The Lessee will be solely responsible for any civil and/or criminal liability directly or indirectly arising out of use of the Goods leased, including as to the extrajudicial and judicial costs, attorney’s fees, seed capital which earnings ensure full compliance with any eventual indemnification, in the cases where this includes the provision of foods and all the necessary for the Lessor not to suffer any loss.

8.3. The Trustee, qualified under the preamble, is the trustee of Goods, with all charges originating from the deposit, the Lessor having, if necessary, Action of Detinue against it, pursuant to the law in force.

IX – INSURANCE

9.1. The Goods of the respective TRA resulting from the present Agreement should mandatorily be insured during the whole leasing term. The policies should cover at least the price of the Goods corresponding to the Total Lease Price set forth in the respective TRA.

9.2. The Lessor should always appear as the exclusive beneficiary of the policies issued.

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9.3. In case, for any reason, the Lessee fails to contract the insurance of the Goods, it declares hereby to be the sole responsible for any personal or material damages which the Goods might cause someone to suffer, including third-parties, taking the responsibility for the repairs in case of personal damage, committing to place the Goods under the operating status similar to that they used to be before the occurrence of loss, and in case of total loss, theft or robbery of the Goods, the Lessee undertakes to purchase other Goods, equal to those leased, in the name and in favor of the Lessor or to pay the Price Calculated for Loss provided in item 13.1 below.

10.1. By the end of the term of each lease operation, the Lessee having fully performed its contractual obligations, especially to pay for all considerations provided for in the respective TRAs, as well as the other past-due amounts, it will be entitled to, provided that by means of a prior written request of ninety (90) days from the maturity of the term of the respective lease operation, the right to choose for: (i) returning the Goods to the Lessor, (ii) purchasing the Goods for the respective Purchase Option Price, as set forth under Clause VI of the respective TRA; or (iii) renewing the respective lease operation.

10.2. RETURNING THE GOODS. In case it has chosen to return the Goods, the Lessee, at its own expenses, including the transportation insurance and, under its sole responsibility, shall return the Goods to the Lessor, until the date of maturity of the corresponding lease operation, as per the term stipulated in Clause VI of the respective TRA, in the location indicated, by a qualified means of transportation and according to the instructions provided, under the same conditions they have been received, in the beginning of the respective lease, except for normal wear of its use.

10.3. RENEWAL OF THE AGREEMENT. If the Lessee chooses for the renewal of the respective lease operation, the term and conditions of renewal will be freely agreed upon by the parties, by observing the legal provisions in force, having the market price for used Goods used by that time as a basis for this renewal.

If renewal of the respective lease operation is not verified, the Lessee should perform one of the other two options provided in item 10.1 above.

10.4. PURCHASE OF THE GOODS. The Lessee choosing for the purchase of the Goods, for the respective lease operation, and as it is current with the payment of its obligations, the Option Price shall be the market price of the Goods leased, as defined in item 10.4.2 below.

10.4.1. The option should mandatorily comprise the all of each one Good, the object of the respective TRA.

10.4.2. The market price of the Goods should correspond to the price which the Lessor will determine, after a survey is made with the suppliers/manufactures of the Goods. In case the Lessee does not agree with this price, or the parties do not reach an agreement on such a price, the market price will be established by the average of the three retail assessments of the Goods, and these assessments will be obtained as follows: one by the Lessor, the other one by the Lessee and one by both of them, jointly.

10.4.3. To all intents and purposes, the market value should be considered as the full price to be paid for the Goods, either used or similar ones, in a transaction between the buyer and seller, both of them being informed and without suffering any pressure to by the Goods.

10.4.4. After the information on the market price of the Goods, the Lessee, in the term of three (03) calendar days, should manifest about such price, and its omission will imply in tacit acceptance of such price, the Lessor being thus authorized to issue a collection notice on such price.

10.5. In case the Lessee does not manifest at all, expressly within the term stipulated in item 10.1 above, or does not formalize any of the options provided in the above items 10.2, 10.3 or 10.4, and until that option is effective, in any such case, the Lessee shall remain obliged to pay to the Lessor for the price of the last consideration of the lease paid, by agreeing that such payments shall not characterize, by no means, automatic Renewal of the respective lease operation. The considerations are due and payable from the maturity of the respective lease operation, until the effective return of the Goods, or until the signature date of the Renewal Instrument, or until the date of payment of the market price for such Goods.

(06)

XI – DEFAULT – TERMINATION

11.1. The Lessor is entitled to consider the present Agreement and all of the lease operations hereof as terminated, regardless of any prior notice or court summons, if the Lessee:

a) fails to comply with, in the form and under the term established, any obligation assumed under this Agreement and in the lease operations thereof, especially if it fails to perform the payment, on the due dates, of the considerations agreed for each lease operation;

b) it incurs in due process, it files for judicial or extrajudicial recovery, cease its activities, go into liquidation or has filed for or decreed its bankruptcy, or in case it verifies any other event indicating change in its economical and financial conditions;

c) suffers any legal suit, extrajudicial or administrative action capable of affecting its credit or Goods, or determining the constriction or blocking of its goods, or also its free administration;

d) interrupts, suspends or ceases its current activities or performs a substantial contractual change in them causing a change in the ownership or in the controlling interest, including the Intervening parties / Guarantors.

e) signs or provides to the Lessor any false declaration, information or documents.

11.2. In any case of termination, the Lessor will be entitled to:

a) legally terminate the present agreement, the Lessor being liable to immediately pay for the Debit Balance of the Collection – SDA, made up of the considerations eventually overdue and not paid, plus the interest in arrears of one percent (1%) per month of the Permanency Commission applicable to the present Agreement under the terms of item 6.2.2., occurring from the maturity and effective date of payment, plus the incidence of a penalty of two percent (2%) over the amount due, by the considerations coming due, considering the previously due ones, and by the market price of the Goods; or,

b) (i) consider all lease operations arising out of this Agreement as automatically terminated, and demand that the Lessee returns the Goods leased within twenty-four (24) hours, under the conditions set forth under Clause X, without entitlement to retention or indemnification for improvements, even when necessary, under the penalty of, by not doing it, the Lessor being entitled to propose the competent Possessory Action, cumulative with loss and damages; and (ii) demand that the Lessee pays for Loss and Damages the eventual Remaining Debit Balance which may be assessed for each lease operation arising out of the present Agreement after the leased Goods are sold.

11.3. It is hence agreed between the parties that, after the Lessor is preliminarily reintegrated with the possession of the Goods leased, it is expressly authorized by the Lessee to make arrangements for the sale of the Goods in the market, and the product of such sale shall be used for the settlement or amortization of the SDA of the respective lease operation resulting from the present Agreement.

11.4. The Lessee and Intervening parties / Guarantors will cumulatively bear all sums provided in the preceding items, besides all and any expenses incurred by the Lessor for extrajudicial or judicial protection of its rights herein, including the attorneys’ fees which might be judicially arbitrated, besides the legal costs, as the case may be, without prejudice to the eventual indemnifications for loss and damages.

11.5. After the payment for the respective SDA has been made, in conformance with the provisions in letter “a” of item 11.2 above, the Lessor shall transfer to the Lessee the possession, property and domain of the Goods, which are the object of the respective lease operation.

11.6. In case the Lessee, after the amicable or judicial devolution of the Goods fails to perform the payment for the SDA to the Lessor, it will be entitled to: (a) promote the sale of the Goods, in the conditions they have been returned, for the price and conditions obtained by it; or (b) enter into a new commercial lease operation of the Goods, with third parties, for its market price.

11.7. In case of sale of the Goods, the Lessor will use the respective net proceeds obtained, and in case of a new lease, the market price of the Goods, for amortization and/or settlement of the respective SDA, by deducting the recovery, storage, repair and sale costs, court costs and attorneys’ fees incurred by the Lessor.

11.7.1. If the net proceeds obtained from the sale of the Goods or its market price for the new lease is not enough to cover the respective SDA, the Lessee undertakes to pay to the Lessor the difference verified. If the difference is greater, the Lessor shall return it to the Lessee.

(07)

XII – CALCULATE LOSS PRICE

12.1. As to every lease operation resulting hereof, Loss Calculated Price (“VCP”, the acronym in Portuguese for Valor Calculado de Perda) the price equivalent to the sum of the:

a) total considerations coming due;

b) total considerations due and coming due;

c) total due charges in arrears;

d) total expenses incurred by the Lessor set forth herein.

12.2. In case of loss, destruction, expropriation or eviction, either partial or full, for part of or all Goods, the Lessee is liable to: (i) promptly communicate to the Lessor in writing on the occurrence thereof and (ii) pay for the respective VCP to the Lessor, within two (02) business days counted as of the request. The VCP is due regardless of the insurance.

12.3. The considerations and other obligations stipulated in the present Agreement and in the respective TRAs shall be fully due up to the effective date of payment of the VCP which is hereby admitted as net and certain debt by the Lessee.

12.4. In case the occurrences set in item 12.2 above occur just in relation to part of the Goods, the respective VCP shall be due and payable in the proportion to the purchase cost of each Goods which is the object of such occurrence.

12.5. After the receipt of the VCP, the respective Total Lease Price will be reduced, in the proportion mentioned in item 12.4 above, and will become effective immediately for all effects herein and/or to the TRA. The Good lost or destroyed will be excluded from the list of Goods of the lease operation resulting from the present Agreement. The changes above shall be object of the contractual amendment instrument to be signed between the parties.

12.6. Any indemnifications eventually received by the Lessor, regarding the Goods, object of loss or expropriated, paid by the insurance company as a result of the policy issued under the terms of Clause IX or by the entity which executed the expropriation, as the case may be, will be delivered by the Lessor to the Lessee within two (02) business days counted as of the effective receipt, this happening in case the Lessee has already made the payment for the respective VCP.

XIII - DEBT SECURITIES OF THE LESSEE’S OBLIGATIONS

13.1. In order to represent its assumed obligations herein and as a guarantee thereof, the Lessee submits to the Lessor, pledged Promissory Notes of its issuance, in the value corresponding to the sum of the obligations undertaking for each lease operation, for the term of each lease operation, due on demand and duly accommodated by the Intervening parties / Guarantors.

13.2. It is understood that the payment of the Promissory Note dealt with in the previous item shall not exempt under any circumstance the Lessee, the Intervening parties / Guarantors from the accrual which the debt might suffer, including due to the expenses the Lessor might have for receiving its credits.

XIV – REPLACEMENT OF THE LEASED GOODS

14.1. Within the effective period of this Agreement and of each lease operation, the Lessee may request in writing the replacement of the Goods for others of the same type, in whole or partially, provided that: (i) the Lessor agrees to have resources available in order to face this additional cost; (ii) the Lessee is current with all of its obligations; and (iii) there is common agreement by the Parties as to the new prices, terms, commercial lease fees and other contractual conditions.

14.2. On the occasion of replacement, the Lessee shall fully reimburse, within two (02) business days counted as of the date of request, to the Lessor for the expenditures arising out of the burden and financial fiscal effects occasioned by this event, as well as all and any cost, expenses or tax incurred by the replacement.

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XV – ASSIGNMENT OF RIGHTS

15.1. The Lessee may not grant, sublease, make a gratuitous loan of the Goods, or transfer the rights and obligations resulting hereof, without the prior and express consent by the Lessor.

15.2. The Lessee has full knowledge that the Lessor may pledge or grant the rights, securities and guarantees arising out of each lease operation, to third-parties, as a way for fundraising, as per the regulations of the Brazilian Central Bank. The transfer, definite grant or encumbrance of the Goods will depend on the previous and express consent by the Lessee.

XVI – JOINT AND SEVERAL LIABILITY

16.1. As per articles 265 and 275 of the Brazilian Civil Code, the Intervening parties / Guarantors, joint-obligor guarantors of the Lessee, jointly and severely declare being responsible for all of the obligations assumed herein, in all and any lease operations performed or which might be performed as a result of the present Agreement, comprising the principal, charges, including in arrears, legal and conventional sanctions, fines and eventual expenses resulting from this instrument, for which reason they also sign the present Agreement, declaring to waive any such order or division benefit, especially those dealt with in articles 333, sole paragraph, 827, 829, 830, 835, 837, 838 and 839 of the Brazilian Civil Code, with its guarantee provided irrevocably and irreversibly, not comprising withdrawal under any circumstance, lasting until the final settlement of all of the Lessee’s obligations.

16.2. So as to comply with the provisions under Article 1.647, item III of the Brazilian Civil Code, the Intervening parties / Guarantors along with their respective spouses, retro-qualified, sign the Present Agreement, with the specific purpose of authorizing the Intervening parties / Guarantors to sign the present Agreement and all of the Receipt and Acceptance Terms – TRAs thereof in the quality of Guarantors of all of the contractual obligations assumed by the Lessee in such TRAs.

XVII – REGISTRATION

17.1. The registrations, annotations and records or the practice of any other act necessary for the publicity of this Agreement, of the TRAs arising out of it, the Guarantee Contracts and eventual riders before the registry services and competent offices, while the parties undertake to sign all and any document which might be necessary for this purpose, the expenses arising out of the acts established herein being borne by the Lessee. Thus, all expenses arising out of this instrument and its respective TRAs, especially those necessary for its registers, taxes and any others, judicial or extrajudicial ones, will be borne by the Lessee composing the installments of its debit, and should be subject to the financial costs agreed herein.

XVII – FINAL PROVISIONS

18.1. The present instrument, along with the TRAs has the force of an extrajudicial executive instrument, pursuant to Art. 585, item II of the Civil Process Code, and obligate the Parties, their heirs and successors for any purpose.

18.2. The Lessor will be released by the lease operation hereof in case before the date of delivery of the Goods events might occur, which in the opinion of the Lessor, may unfavorably affect:

a) the financial conditions of the Lessee;

b) the domestic and international financial liquidity, the capital market or the capacity of the Lessor of accessing such capitals, in general or specifically those related to the transaction described herein; and

c) the political or economic, national or international situation, such occurrences being from political, financial, monetary or economic sources.

18.2.1. If any of the facts mentioned above happen, the Lessor will be entitled to: (i) cancel the lease operation herein in the hypothesis provided for in letter “a” above or (ii) change the price, term or structure of the lease operation arising out of the present Agreement, in case it so finds necessary for maintenance of the operation under the cases foreseen in letters “b” or “c” above. However, if the Lessee does not agree with the changes proposed by the Lessor, the parties may terminate the lease operation herein, and no party owes anything else to the other.

18.3. Eventual tolerance or abstention by the Lessor as to any of its rights shall not affect them or will not by any chance cause renewal, amendment or recognition of an eventual right of the Lessee, nor shall it constitute an enforceable precedent.

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XIX – JURISDICTION

19.1. The Parties agreeably elect the Jurisdiction of the place of signature of the present Instrument or of the City of São Paulo – Capital as competent to settle any pendency arising out of this Agreement, with the express exclusion of any other, however privileged it may be, except when the Lessor has the right to choose the Jurisdiction of the head offices of the Lessee.

In witness whereof, the parties sign the present instrument in three (03) counterparts of equal content and for a sole legal effect, in the presence of the witnesses undersigned, declaring being aware and fully understanding all of the Clauses herein, which they entirely agree with.

Barueri, August 18, 2010

Lessor:

Banco Commercial Investment Trust do Brasil S.A. BancoMúltiplo

Lessee:

CIMCORP COMÉRCIO INTERNACIONAL E INFORMÁTICA S/A

1. Intervening party / Guarantor

Antonio José Sales Fonte

Spouse

Rachel Bergman Fonte

2. Intervening party / Guarantor

Jüri Sauxas

Spouse

Ioco Sato Saukas

3. Intervening party / Guarantor

NIHIL

Spouse

Trustee

NIHIL

Witnesses:

(1)

(2)